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                                                                   EXHIBIT 99.1

IBIS EXPANDS SIMOX-SOI WAFER MANUFACTURING FACILITY; EXPANSION WILL POSITION IBIS TO MEET ANTICIPATED INCREASE IN WAFER DEMAND

DANVERS, Mass.--(BUSINESS WIRE)--March 27, 2001--Ibis Technology Corporation (NASDAQ: IBIS) today announced a major expansion of its wafer manufacturing facility in Danvers, Massachusetts. The 15,000-square-foot expansion will allow Ibis to increase wafer production capacity and meet anticipated growth in customer demand for all SIMOX wafer products. Ibis is the leading manufacturer and supplier of SIMOX-SOI (Separation by IMplantation of OXygen / Silicon-On-Insulator) implantation equipment and wafers to the semiconductor industry.

"Semiconductor manufacturers are finding real performance benefits with SOI technology, enabling them to create a new generation of devices across a broad range of applications," said Martin Reid, President and CEO of Ibis. "This expansion project is part of our strategy to make SIMOX-SOI wafers available to the worldwide semiconductor market."

As part of the expansion, by the end of the year, Ibis expects to more than double the number of oxygen implanters in the new facility for production of its entire line of wafers, including SIMOX 400, Advantox(R) 150, and Advantox(R) MLD, using a manufacturing process technology licensed from IBM. The expanded SIMOX wafer fab will become operational on April 1, 2001, and includes a new and improved quality control lab.

"We believe the expansion of our SIMOX wafer operations will position us to not only meet the capacity challenge that all SOI manufacturers face, but more importantly to decrease lead times and improve wafer quality," noted Robert Dolan, vice president of wafer operations. "Our customers can rely upon our commitment to deliver the high-quality SIMOX products they need in order to accelerate their SOI adoption processes."

SIMOX-SOI technology offers inherent operating advantages by incorporating an insulating layer between the thin active domain and the much thicker substrate of the silicon wafer, allowing higher speed and lower power consumption in semiconductor devices. Ibis believes that these performance improvements lend themselves perfectly to high performance computers and related portable devices. Ibis designed its Advantox(R) product line specifically to provide low-cost, high-quality SIMOX-SOI wafers for use in the manufacturing of mainstream CMOS applications.

ABOUT IBIS TECHNOLOGY
Ibis Technology Corporation is the premier developer, manufacturer and supplier of enhanced SIMOX/SOI Silicon-On-Insulator substrates and equipment for the worldwide semiconductor industry. The company is headquartered in Danvers, Massachusetts and maintains an office in Aptos, California. Information about Ibis Technology Corporation and SIMOX-SOI is available on Ibis's World Wide Web site at http://www.ibis.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995": This release may contain forward-looking statements that are subject to certain risks and uncertainties

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including statements regarding the future anticipated wafer production capacity, anticipated increasing wafer demand, our ability to meet anticipated growth in customer demand for wafer products, our ability to decrease lead times and improve wafer quality and success of SIMOX-SOI technology. Such statements are based upon management's current expectations that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements, including, but not limited to, product demand and market acceptance risks, general economic conditions, the impact of competitive products, technologies and pricing, the impact of rapidly changing technology, equipment capacity and supply constraints or difficulties, limitations on the ability to protect the Company's patents and proprietary technology, the Company's limited history with regard to sales of implanters, the cyclical nature of the semiconductor industry, and other risks described in the Company's Securities and Exchange Commission filings.

CONTACT: Ibis Technology Corporation
         Debra L. Nelson
         978-777-4247
         or
         Al Alioto
         978-777-4247 or 831-662-9100

         or

         The Loomis Group, Inc.
         Charla Jones
         617-638-0022
         CHARLA@LOOMISGROUP.COM